EXHIBIT 10.2

SECURITY AGREEMENT

           THIS SECURITY AGREEMENT, dated as of March 25, 2011 (this “Agreement”), is by and between Remedent, Inc., a Nevada corporation ( the “Debtor”) and  Abraham Taff  (referred to as “Secured Party”).

RECITALS

WHEREAS, Debtor and Secured Party have entered into that certain Loan Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the “Loan Agreement”), pursuant to which the Secured Party have provided Debtor a loan and funded a loan for $400,000, as evidenced by the Secured  Promissory Note (the “Note” and together with all of the other agreements, documents, instruments, certificates, reports and financing statements heretofore or hereafter executed in connection therewith or with the loan to be made under the Transaction Documents, as the same may be amended, supplemented or modified from time to time, shall collectively be collectively referred to herein as the “Transaction  Documents”);  and

WHEREAS, in order to induce the Secured Party to extend the loans evidenced by the Note, the Debtor has agreed to execute and deliver to the Secured Party this Agreement and to grant the Secured Party, a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Debtor’s obligations under the Note.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Debtor and the Secured Party hereby agree as follows:

1. Definitions.  The following words shall have the following meanings when used in this Agreement.  Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Code (as defined herein).  All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Code.  Code shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Nevada.

Collateral.  Collateral is defined in Section 2.

Indebtedness.  Indebtedness shall mean the indebtedness evidenced by the Note, which evidences all interest, indebtedness, obligations, debts, costs, or expenses for which Debtor is responsible under the Note, Loan Agreement and this Agreement.

Lien.  Lien shall mean with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Code or comparable law of any jurisdiction.

Person.  Person shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or governmental authority.

2. Security Interest.  As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Indebtedness, Debtor hereby grants to the Secured Party a security interest in Debtor’s  right, title or interest in the payment in the aggregate amount of $500,000, due to the Debtor by Den-Mat Holdings, LLC (“Den-Mat”) on December 31, 2011 pursuant to  Section 2.3(f) of that certain Amendment No. 1 to First Fit Crown Distribution and License Agreement made as of February 16, 2010, by and among Debtor,  Remedent N.V., a Belgian corporation  and Den-Mat-(the “Collateral”).

3. Obligation of Debtor.  Debtor warrants and covenants to Secured Party as follows:

(a) Perfection of Security Interest.  Debtor agrees to execute such financing statements as requested by Secured Party to perfect and continue Secured Party’s security interest in the Collateral.  It is the intention of the parties to create in Secured Party a first priority security interest in the Collateral for the benefit of Secured Party, and Secured Party shall take all necessary actions to cause the security interest created hereby to have such priority.  Upon request of Secured Party, Debtor will deliver to Secured Party any and all of the documents evidencing or constituting the Collateral. This Agreement is a continuing Security Agreement and will continue in effect until all of the payments and fees due under the Note have been paid in full.

(b) Transaction Involving Collateral.  Debtor shall not sell (except in the ordinary course of business), transfer, dispose of, pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Secured Party.

(c) Maintenance of Collateral.  Debtor shall immediately notify Secured Party of all disputes arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

(d) Compliance With Governmental Requirements.  Debtor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral.

4. Events of Default. An Event of Default under this Agreement shall occur upon an the occurrence of an Event of Default under the Note (as such term is defined in the Note).

5. Rights and Remedies on Default. If an Event of Default occurs under this Agreement, at any time thereafter, Secured Party shall have all the rights of a secured party under the Code.  In addition and without limitation, Secured Party may exercise any one or more of the following rights and remedies:

(a) Assemble Collateral.  Secured Party shall require Debtor to deliver to Secured Party all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral.  Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party.  Secured Party also shall have full power to enter upon the property of Debtor to take possession of and remove the Collateral.  If the Collateral contains other goods not covered by this Agreement at the time of repossession, Debtor agrees Secured Party may take such other goods, provided that Secured Party makes reasonable efforts to return them to Debtor after repossession.  Upon an Event of Default, Secured Party shall have the right to take possession of the Collateral to the extent permissible by law.

(b) Sell the Collateral.  Secured Party shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Debtor.  Secured Party may sell the Collateral at public auction or private sale.  Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made.  The requirements of reasonable notice shall be met if such notice is given at least ten (10) days or such lesser time as required by state law, before the time of the sale or disposition.  All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

(c) Collect Receivables, Apply Accounts.  Secured Party, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral.  Secured Party may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the indebtedness in such order of preference as Secured Party may determine.  For these purposes, Secured Party may, on behalf of and in the name of Debtor, receive, open and dispose of mail addressed to Debtor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral.  To facilitate collection, Secured Party may notify account debtors and obligors on any Collateral to make payments directly to Secured Party.

(d) Obtain Deficiency.  If Secured Party chooses to sell any or all of the Collateral, Secured Party may obtain a judgment against Debtor for any deficiency remaining on the Indebtedness due to Secured Party after application of all amounts received from the exercise of the rights provided in this Agreement. Debtor shall be liable for a deficiency even if the transaction described in this subsection is a sale of Accounts.

(e) Other Rights and Remedies.  Secured Party shall have all the rights and remedies of a secured creditor under the provisions of the Code, as may be amended from time to time.  In addition, Secured Party shall have and may exercise any or all other rights and remedied it may have available at law, in equity, or otherwise.

(f) Cumulative Remedies.  All of Secured Party’s rights and remedies, whether evidenced by this Agreement or Loan Agreement or by any other writing, shall be cumulative and may be exercised singularly or concurrently.  Election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Agreement, after Debtor’s failure to perform, shall not affect Secured Party’s right to declare a default and to exercise its remedies.

6. Termination of Security Interests; and Release of Collateral. Upon the repayment in full of all Debtor’s Indebtedness, the security interest created hereby shall terminate, and all rights to the Collateral shall revert to the Debtor.  At any time and from time to time prior to such termination of the security interests, the Secured Party may release any of the Collateral. Upon any such termination of the security interest created hereby or release of Collateral, the Secured Party will, at the expense of the Debtor, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the security interests or the release of such Collateral, as the case may be.

7. Miscellaneous.

(a) Amendments.  This Agreement, together with the Transaction Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration of or amendment of this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

(b) Applicable Law.  This Agreement has been delivered to Secured Party and accepted by Secured Party in the State of Nevada.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding conflict of laws principles.

(c) Jurisdiction.  The parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Nevada in any action on a claim arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement.

(d) Notices.  All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be in writing and shall be deemed given on (i) the day of delivery if delivered personally or by commercial delivery service, (ii) three business days after mailed by registered or certified mail (return receipt requested), (iii) the second business day if sent by reputable overnight courier, or (iv) the day of delivery if sent via email or facsimile prior to 5:00 p.m. central time (with confirmation of receipt), in each case addressed to the particular party at the addresses set forth below their respective signatures, or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

(e) Power of Attorney.  Debtor hereby appoints Secured Party as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral, (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Debtor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the discretion of Secured Party may seem to be necessary or advisable.  This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Secured Party.

(f) Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

(g) Successor Interests.  Subject to the limitations set forth above on transfer of the Collateral and in the Note, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

(h) Waiver.  Secured Party shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Secured Party.  No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Secured Party, nor any course of dealing between Secured Party and Debtor, shall constitute a waiver of any of Secured Party’s rights or of any of Debtor’s obligations as to any future transactions.

(i) Termination.  This Agreement and the security interest shall terminate when all the Indebtedness then due and owing have been paid in full, at which time the Secured Party shall execute and deliver to the Debtor, all UCC termination statements and similar documents which the Debtor shall reasonably request to evidence such termination.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first above written.
DEBTOR

Remedent, Inc.,
a  Nevada corporation

By: /s/ Guy De Vreese
Guy De Vreese, Chairman and Chief Executive Officer

Address for Notice:
Zuiderlaan I-3 bus 8, 9000
Ghent, Belgium

SECURED PARTY

By: /s/ Abraham Taft
      Abraham Taft

Address for Notice:
5347 Vantage Avenue, #10
Valley Village, Ca 91607